EXHIBIT 4(b)












                  MODINE MANUFACTURING COMPANY

                               AND

               THE FIRST NATIONAL BANK OF CHICAGO

                          Rights Agent



                        Rights Agreement



                  Dated as of October 15, 1986

                        TABLE OF CONTENTS

                                                  Page
                                                  ----

Section 1.  Certain Definitions . . . . . . . . .   1

Section 2.  Appointment of Rights Agent . . . . .   4

Section 3.  Issue of Right Certificates . . . . .   5

Section 4.  Form of Right Certificates. . . . . .   7

Section 5.  Countersignature and Registration . .   7

Section 6.  Transfer, Split Up, Combination and
            Exchange of Right Certificates;
            Mutilated, Destroyed, Lost or
            Stolen Right Certificates . . . . . .   8

Section 7.  Exercise of Rights; Purchase Price;
            Expiration Date of Rights . . . . . .   9

Section 8.  Cancellation and Destruction of
            Right Certificates. . . . . . . . . .  10

Section 9.  Reservation and Availability of
            Preferred Shares. . . . . . . . . . .  11

Section 10. Preferred Shares Record Date. . . . .  12

Section 11. Adjustment of Purchase Price,
            Number of Shares or Number of
            Rights. . . . . . . . . . . . . . . .  12

Section 12. Certificate of Adjusted Purchase
            Price or Number of Shares . . . . . .  24

Section 13. Consolidation, Merger or Sale or
            Transfer of Assets or Earning Power .  25

Section 14. Fractional Rights and Fractional
            Shares. . . . . . . . . . . . . . . .  26

Section 15. Rights of Action. . . . . . . . . . .  28

Section 16. Agreement of Right Holders. . . . . .  28

Section 17. Right Certificate Holder Not
            Deemed a Shareholder. . . . . . . . .  29

                                                  Page
                                                  ----

Section 18. Concerning the Rights Agent . . . . .  29

Section 19. Merger or Consolidation or Change
            of Name of Rights Agent . . . . . . .  30

Section 20. Duties of Rights Agent. . . . . . . .  31

Section 21. Change of Rights Agent. . . . . . . .  34

Section 22. Issuance of New Right Certificates. .  35

Section 23. Redemption. . . . . . . . . . . . . .  35

Section 24. Notice of Certain Events. . . . . . .  36

Section 25. Notices . . . . . . . . . . . . . . .  37

Section 26. Supplements and Amendments. . . . . .  38

Section 27. Successors. . . . . . . . . . . . . .  38

Section 28. Benefits of This Agreement. . . . . .  38

Section 29. Severability. . . . . . . . . . . . .  39

Section 30. Governing Law . . . . . . . . . . . .  39

Section 31. Counterparts. . . . . . . . . . . . .  39

Section 32. Descriptive Headings. . . . . . . . .  39

Signatures  . . . . . . . . . . . . . . . . . . .  39

Exhibit A - Form of Resolution Establishing
            Series A Participating Preferred
            Stock

Exhibit B - Form of Right Certificate

Exhibit C - Summary of Rights to Purchase
            Preferred Shares

                        RIGHTS AGREEMENT


          THIS AGREEMENT, dated as of October 15, 1986, between
Modine Manufacturing Company, a Wisconsin corporation (the
"Company"), and The First National Bank of Chicago, a national banking association (the "Rights Agent");

                        WITNESSETH THAT:

          WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding as of the close of business on October 27, 1986 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a share of Series A Participating Preferred Stock, par value 5 cents per share, of the Company having the rights and preferences set forth in the form of the Resolution attached hereto as Exhibit A, upon the terms and subject to the conditions herein set forth, and further contemplates the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in Sections 3 and 7 hereof);

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.  Certain Definitions.  For purposes of this
                      -------------------
Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company or any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan.

          (b) "Affiliate" and "Associate" shall have the respective meanings assigned to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities
     Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

          (c) A Person shall be deemed the "beneficial owner" of and shall be deemed to "beneficially own" any securities:

                    (i)    which such Person or any of such
          Person's Affiliates or Associates directly or indirectly has the right to vote or dispose of or

          "beneficial ownership" of (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) hereof);

                    (ii)   which such Person or any of such
          Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not
                     --------  -------
          be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided,
                                                   --------
          however, that a Person shall not be deemed the
          -------
          Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the rules and regulations thereunder and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) hereof) or disposing of any securities of the Company.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

          (e) "Close of business" on any given date shall mean 5:00 P.M., Chicago time, on such date; provided, however,
                                            --------  -------
     that if such date is not a Business Day it shall mean 5:00 P.M., Chicago time, on the next succeeding Business Day.

          (f) "Common Shares" when used with reference to the Company shall mean shares of common stock, par value $1.25 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

          (g) "Continuing Director" shall have the meaning assigned to it in Section 23(a) hereof.

          (h) the phrase "current per share market price" shall have the meaning assigned to it in Section 11(d) hereof.

          (i) "Distribution Date" shall have the meaning assigned to it in Section 3 hereof.

          (j) The phrase "equivalent preferred shares" shall have the meaning assigned to it in Section 11(b) hereof.

          (k) "Final Expiration Date" shall have the meaning assigned to it in Section 7 hereof.

          (l)  "NASDAQ" shall have the meaning assigned to it in
     Section 11(d) hereof.

          (m) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor
     (by merger or otherwise) of such entity.

          (n)  "Preferred Shares" shall mean shares of Series A
     Participating Preferred Stock, par value 5 cents per share, of the Company.

          (o) "Purchase Price" shall have the meaning assigned to it in Section 4 hereof.

          (p) "Redemption Date" shall have the meaning assigned to it in Section 7 hereof.

          (q) "Redemption Price" shall have the meaning assigned to it in Section 23 hereof.

          (r) "Right Certificate" shall have the meaning assigned to it in Section 3 hereof.

          (s) "Share Exchange" shall have the meaning assigned to it in Section 11(a)(ii)(A) hereof.

          (t) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring
     Person that an Acquiring Person has become such.

          (u) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          (v) "Summary of Rights" shall have the meaning assigned to it in Section 3(b) hereof.

          (w) "Trading Day" shall have the meaning assigned to it in Section 11(d) hereof.

          Section 2.  Appointment of Rights Agent.  The Company
                      ---------------------------
hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

          Section 3.  Issue of Right Certificates.
                      ---------------------------

          (a) Until the earlier of the close of business on (i) the tenth day after the Shares Acquisition Date or (ii) the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in beneficial ownership by a Person of 30% or more of the outstanding Common Shares of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of such Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign for the purposes of authentication only, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share of the Company so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of its Common Shares as of the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption

Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby and certificates newly issued pursuant to such transfer shall have printed onto them the legend set forth in Section 3(c) hereof.

          (c) Unless the Board of Directors of the Company by resolution adopted at the time of issuance of any Common Shares of the Company specifies to the contrary, Rights shall be issued in respect of all Common Shares of the Company which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date, but prior to the earliest of the Distribution Date or the Redemption Date or the Final Expiration Date. Certificates for such Common Shares shall also be deemed to evidence such Rights, and shall have printed on them the following legend:

               This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Modine Manufacturing Company and The First National Bank of Chicago, dated as of October 15, 1986 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Modine Manufacturing Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Modine Manufacturing Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement), whether currently held by or on behalf of such person or by a subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any of its Common Shares after the Record Date, but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associates with such Common Shares which are no longer outstanding.

          Section 4.  Form of Right Certificates.  The Right
                      --------------------------
Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or of the National Association of Securities Dealers, Inc. or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such Preferred Shares and the Purchase Price shall be subject to adjustment as provided herein.

          Section 5.  Countersignature and Registration.
                      ---------------------------------

          (a) The Right Certificates shall be executed on behalf of the Company by its President or any Vice Presidents and by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof. The Right Certificates shall not be valid for any purpose unless countersigned by the Rights Agent. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept for the Company, at the Rights Agent's principal offices in Chicago, Illinois, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6.  Transfer, Split Up, Combination and
                      -----------------------------------
Exchange of Right Certificates; Mutilated, Destroyed, Lost or
-------------------------------------------------------------
Stolen Right Certificates.
-------------------------

          (a) Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right

Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Preferred Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender at the principal offices of the Rights Agent in Chicago, Illinois the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7.  Exercise of Rights; Purchase Price;
                      -----------------------------------
Expiration Date of Rights.
-------------------------

          (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal offices of the Rights Agent in Chicago, Illinois, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earlier of
(i) the close of business on October 27, 1996 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date").

          (b) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $85.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash or by certified check or cashier's check payable to the order of the Company or the Rights Agent, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and, (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the beneficial owner (or former beneficial owner) thereof and of such beneficial owner's Affiliates and Associates as the Company shall reasonably request.

          Section 8.  Cancellation and Destruction of Right
                      -------------------------------------
Certificates.  All Right Certificates surrendered for the purpose
------------
of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.  Reservation and Availability of Preferred
                      -----------------------------------------
Shares.
------

          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

          (c) The Company covenants and agrees that it shall take all necessary action (or use its best efforts to cause all necessary action to be taken) in connection with the issuance of the Preferred Shares (or other securities that may be issuable) upon exercise of the Rights to comply with any applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act and to comply with any other applicable laws of any state or other jurisdiction.

          (d) The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10.  Preferred Shares Record Date.  Each person
                       ----------------------------
in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11.  Adjustment of Purchase Price, Number of
                       ---------------------------------------
Shares or Number of Rights.  The Purchase Price, the number of
--------------------------
Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both
     Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               (ii) In the event

                    (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination, and the Common Shares of the Company shall remain outstanding and not be changed into or exchanged for stock or other securities of any other Person or the Company or cash or any other property, (2) shall participate in a statutory share exchange with the Company pursuant to such provision therefor as may hereafter be made in the Wisconsin Business Corporation Law (a "Share Exchange") immediately following which the Company is not a Subsidiary of any Acquiring Person or any Associate or Affiliate of any Acquiring Person,
          (3) shall, in one or more transactions, (i) other than in connection with the exercise of Rights or in connection with the exercise or conversion of securities exchangeable for or convertible into capital stock of the Company or any of its Subsidiaries, or
          (ii) other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company or any of its Subsidiaries, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose of (in one or more transactions) to, from or with, as the case may be, the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (5) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee or director at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) shall receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                    (B)  during such time as there is an
          Acquiring Person, (1) there shall be any failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock (including the Preferred Shares) of the Company (except to the extent such declaration or payment would be prohibited under the laws of the Company's jurisdiction of incorporation),

          (2) there shall be any reduction in the annual rate of dividends paid on the Common Shares (except as necessary for valid business reasons or to reflect any subdivision of the Common Shares or as required under the laws of the Company's jurisdiction of incorporation), (3) there shall be a failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common Shares of the Company (except to the extent such increase in the rate of dividends would be prohibited under the laws of the Company's jurisdiction of incorporation), or (4) there shall be any reclassification of securities (including any reverse stock split) or recapitalization of the Company, or any merger or consolidation or Share Exchange of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any Subsidiaries of the Company (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person,

     then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof, in accordance with the terms of this Agreement, in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the event described in
     Section 11(a)(ii) necessitating such adjustment, and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Company (determined pursuant to Section 11(d) hereof) on the fifth day after the earlier of the date of the occurrence or the date of the first public announcement of any one of the events listed above in this subparagraph (ii); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of
     Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). Notwithstanding the foregoing, upon the occurrence of any of the events listed above in this subparagraph (ii), any Rights that are or were on or after the earlier of the Distribution Date or Shares Acquisition Date beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The Company shall not enter into any transaction of the kind listed in this subparagraph
     (ii) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. Any Right Certificate issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Section 6, Section 7(d) or
     Section 22 hereof, or this Section 11, upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

               The Rights represented by this Right Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are described in the Rights Agreement).
          This Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 11(a)(ii) of the Rights Agreement.

               (iii) In the event that the Common Shares of the Company issued but not outstanding and the Common Shares of the Company authorized but unissued in the aggregate shall not be sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares of the Company for issuance upon exercise of the Rights.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as defined in Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however,
                                              --------  -------
     that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (x) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares, or (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

               (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in clause (i) of this Section 11(d). If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares of the Company (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred.

               (iii)  If neither the Common Shares nor the
     Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided,
                                                    --------
     however, that any adjustments which by reason of this
     -------
     Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f)  If as a result of an adjustment made pursuant to
     Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by
     (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right.

     Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
     Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing, to the holder of any Right exercised after such record date, of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the
                                      --------  -------
     Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any of Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in subsection (b) of this
     Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

          (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common shares) into a greater or lesser number of Common shares, then in any such case (i) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) hereof and this Section 11(n), the adjustments provided for in this Section 11(n) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

          Section 12.  Certificate of Adjusted Purchase Price or
                       -----------------------------------------
Number of Shares.  Whenever an adjustment is made as provided in
----------------
Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, with a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on the terms of any such certificate.

          Section 13.  Consolidation, Merger or Sale or Transfer
                       -----------------------------------------
of Assets or Earning Power.  In the event, directly or
--------------------------
indirectly, (a) the Company shall consolidate with or merge with and into any other Person (other than a corporation wholly owned by any employee benefit plan of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan), (b) any Person (other than a corporation wholly owned by any employee benefit plan of the Company, or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan) shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares of the Company shall be changed into or exchanged for stock or other securities of any other Person (or other securities of the Company) or cash or any other property, (c) the Company shall be a party to a Share Exchange immediately following which the Company is a Subsidiary of any other Person, or (d) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right shall thereafter have the right to receive, upon the exercise thereof, in accordance with the terms of this Agreement, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation), or, if such Person is a Subsidiary of or controlled by another Person, then the Person which ultimately controls the first-mentioned Person, as shall be equal to the result obtained by (X) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and dividing that product by (Y) 50% of the current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;
(ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights; and the Company shall not consummate any such consolidation, merger, Share Exchange, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          Section 14.  Fractional Rights and Fractional Shares.
                       ---------------------------------------

          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of clause (i) of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

          Section 15.  Rights of Action.  All rights of action in
                       ----------------
respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares of the Company in respect of which Rights have been issued); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of such Common Shares), without the consent of the Rights Agent or of the holder of any other
Right Certificate (or, prior to the Distribution Date, of such Common Shares), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

          Section 16.  Agreement of Right Holders.  Every holder
                       --------------------------
of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b)  after the Distribution Date, the Right
     Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal offices of the Rights Agent in Chicago, Illinois, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) any restriction on transfer deemed to be imposed by this Agreement is valid and enforceable against the holder and any transferee of the holder.

          Section 17.  Right Certificate Holder Not Deemed a
                       -------------------------------------
Shareholder.  No holder, as such, of any Right Certificate shall
-----------
be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18.  Concerning the Rights Agent.
                       ---------------------------

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

          Section 19.  Merger or Consolidation or Change of Name
                       -----------------------------------------
of Rights Agent.
---------------

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20.  Duties of Rights Agent.  The Rights Agent
                       ----------------------
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e)  The Rights Agent shall not be under any
     responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13 or 23, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President, a Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.
     Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) In the event that any Person becomes an Acquiring Person, the Company shall notify the Rights Agent of such event and of the identity of such Person. The Rights Agent thereupon shall undertake a reasonable investigation to ascertain which Common Shares are held beneficially by such Acquiring Person, including Common Shares of the Company held by nominees of such Acquiring Person. If the Rights Agent undertakes such reasonable investigation on a continuing basis after notification by the Company as provided herein, the Rights Agent shall not be liable for its failure in good faith to insert the legend provided for in Section 11(a)(ii) hereof into Right Certificates owned by or transferred to such Acquiring Person or its nominees.

          (k) The Rights Agent shall only be required to perform the duties expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

          Section 21.  Change of Rights Agent.  The Rights Agent
                       ----------------------
or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares of the Company and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares of the Company and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Illinois (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Illinois), in good standing, having its principal offices in the State of Illinois, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.
Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares of the Company and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22.  Issuance of New Right Certificates.
                       ----------------------------------
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 23.  Redemption.
                       ----------

          (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., Chicago time, on the earlier of (x) the thirtieth day following the Shares Acquisition Date or (y) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of 5 cents per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that in connection with a transaction to be accounted for as a pooling of interests, the Board of Directors shall have the option to pay the Redemption Price in securities or other property, and provided further, however, that for the purposes hereof the Board of Directors of the Company shall be entitled to so redeem the Rights only if such Board consists of a majority of Continuing Directors (as hereinafter defined). "Continuing Director" shall mean a director who either was a member of the Board of Directors of the Company prior to the Record Date, or who subsequently became a director of the Company and whose initial election or initial nomination for election by the Company's shareholders subsequent to such date was approved by a vote of a majority of the Continuing Directors then on the Board of Directors of the Company.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the repurchase of Common Shares prior to the Distribution Date.

          Section 24.  Notice of Certain Events.  In case the
                       ------------------------
Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), or (b) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or
(c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Shares of the Company payable in Common Shares of the Company or to effect a subdivision, combination or consolidation of the Common Shares of the Company (by reclassification or otherwise than by payment of dividends in such Common Shares) then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares of the Company and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares of the Company and/or Preferred Shares, whichever shall be the earlier.

          In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under
Section 11(a)(ii) hereof.

          Section 25.  Notices.  Notices or demands authorized by
                       -------
this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Modine Manufacturing Co.
               1500 DeKoven Avenue
               Racine, Wisconsin 53401

               Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               The First National Bank of Chicago
               One First National Plaza - Suite 0126
               Chicago, Illinois 60670

               Attention:  Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 26.  Supplements and Amendments.  The Company
                       --------------------------
and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to extend the period for redemption provided for in Section 23 hereof, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates, including but not limited to extending the Final Expiration Date, provided, however, that this Agreement shall not be supplemented or amended in any way after the Distribution Date unless the majority of the members of the Company's Board of Directors approving such supplement or amendment are Continuing Directors.

          Section 27.  Successors.  All the covenants and
                       ----------
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 28.  Benefits of This Agreement.  Nothing in
                       --------------------------
this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 29.  Severability.  If any term, provision,
                       ------------
covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 30.  Governing Law.  This Agreement and each
                       -------------
Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          Section 31.  Counterparts.  This Agreement may be
                       ------------
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 32.  Descriptive Headings.  Descriptive
                       --------------------
headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

(SEAL)
                                   MODINE MANUFACTURING COMPANY
Attest:

By:   s/W. E. Pavlick              By:    s/F. W. Jones
   -------------------------          ----------------------------
   Title:  Secretary               Title: Executive Vice President,
                                          Administration



(SEAL)

                                   THE FIRST NATIONAL BANK OF CHICAGO
Attest:


By:    s/M. Phalen                 By:  s/A. E. Grinton
   -------------------------          ----------------------------
   Title: Ast. Secty.              Title: Vice President

                                                  Exhibit A
                                                  ---------


                             FORM OF

                     RESOLUTION ESTABLISHING

             SERIES A PARTICIPATING PREFERRED STOCK

                               of

                  MODINE MANUFACTURING COMPANY


          RESOLVED, by the Board of directors of Modine Manufacturing Company (the "Corporation"), that pursuant to the authority granted to and vested in this Board (hereinafter called the "Board of Directors" the "Board") in accordance with the provisions of the Restated Articles of Incorporation, as amended, of the Corporation, there is hereby authorized the creation and establishment of a separate series of the Preferred Stock, par value 5 cents per share, of the Corporation (such class of Preferred Stock being hereinafter called the "Preferred Stock"), and the issuance of the shares constituting such series, with such series to have the designation, to be comprised of the number of shares, and to have the preferences, limitations and relative rights (in addition to the provisions set forth in the Restated Articles of Incorporation of the Corporation, as amended, which are applicable to the Preferred Stock of all series, and subject to the limitations prescribed by law) as follows:

          A.   Designation and Amount.  The shares of such series
               ----------------------
shall be designated as "Series A Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares of Preferred Stock constituting such series shall be 76,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation. All shares removed from the Series A Preferred Stock by any such decrease shall become authorized but unissued shares of Preferred Stock and may be reissued by the Corporation as part of a new series of the Preferred Stock, subject to the restrictions and conditions set forth herein.

          B.   Dividends and Distribution.
               --------------------------

          (i) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of the Common Stock of the Corporation and of any other junior stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $8.50 (payable in cash) or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount (payable in cash) of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock of the Corporation or a subdivision of the outstanding shares of such Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on its Common Stock payable in shares of such Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of its Common Stock (by reclassification or otherwise than by payment of a dividend in shares of such Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) The Corporation shall not declare and set aside for payment a dividend or distribution on its Common Stock (other than a dividend payable in shares of such Common Stock) until it shall declare and set aside for payment a dividend or distribution on the Series A Preferred Stock as provided in paragraph (i) of this Section. In the event no dividend or distribution shall have been declared on the Common Stock of the Corporation during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $8.50 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

          C.   Voting Rights.  The holders of shares of Series A
               -------------
Preferred Stock shall have the following voting rights:

          (i) Each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one voting group on all matters submitted to a vote of stockholders of the Corporation.

          (iii) The Restated Articles of Incorporation of the Corporation, as heretofore amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single voting group.

          (iv) Except as set forth herein or as otherwise provided by law or by the Restated Articles of Incorporation of the Corporation, holders of Series A Preferred Stock shall have no voting rights.

          D.   Certain Restrictions.
               --------------------

          (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section B in this resolution are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (a)  declare or pay, or set apart for
          payment, dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior
          (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred
          Stock;

                    (b)  declare or pay dividends on or make any
          other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the aggregate amounts of the deficiencies in payments due to the respective series and classes of parity stock;

                    (c)  purchase or otherwise acquire for
          consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this Section D, purchase or otherwise acquire such shares at such time and in such manner,

          E.   Reacquired Shares,  Any shares of Series A
               -----------------
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

          F.   Liquidation, Dissolution or Winding Up.  Upon any
               --------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment plus an amount equal to the greater of (a) $85.00 per share and (b) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock of the Corporation, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the full preferential amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock of the Corporation payable in shares of such Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock of the Corporation (by reclassification or otherwise than by payment of a dividend in shares of such Common Stock) into a greater or lesser number of shares of Common Stock, then for each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provisions in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately after such event and the denominator of which is the number of shares of Common Stock of the Corporation that were outstanding immediately prior to such event.

          G.   Consolidation, Merger, etc.  In case the
               --------------------------
Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock of the Corporation is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock of the Corporation payable in shares of such Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock of the Corporation (by reclassification or otherwise) into a greater or lesser number of shares of such Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately after such event and the denominator of which is the number of shares of Common Stock of the Corporation that were outstanding immediately prior to such event.

          H.   Redemption; Repurchase.  The outstanding shares of
               ----------------------
Series A Preferred Stock may be redeemed at the option of the Board of Directors, in whole, but not in part, at any time, or from time to time, at a cash price per share equal to (i) the greater of (a) $85.00 or, (b) subject to the provision for adjustment hereinafter set forth, the product of 100 times the Current Market Price, as such term is hereinafter defined, of the Common Stock of the Corporation, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have neither been paid nor declared with a sum sufficient for the payment thereof set apart in trust for such purpose, without interest. The Corporation may, from time to time and to the extent allowed by law, purchase or otherwise acquire shares of Series A Preferred Stock provided, however, that if and whenever any quarterly dividend shall have accrued on the Series A Preferred Stock which has neither been paid nor declared with a sum sufficient for the payment thereof set apart in trust for such purpose, the Corporation may not purchase or otherwise acquire any shares of Series A Preferred Stock unless all shares of such stock at the time outstanding are so purchased or otherwise acquired. In the event the Corporation shall at any time after October 27, 1986 pay any dividend on Common Stock of the Corporation payable in shares of such Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock of the Corporation (by reclassification or otherwise than by payment of a dividend in shares of such Common Stock) into a greater or lesser number of shares of Common Stock of the Corporation, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under subsection (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately after such event and the denominator of which is the number of shares of Common Stock of the Corporation that were outstanding immediately prior to such event.

          The "Current Market Price" shall be deemed to be the average of the daily closing prices per share of the Common Stock of the Corporation for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to the day before the redemption date; provided, however, that in the event that the Current Market Price per share of the Common Stock of the Corporation is determined during a period in whole or in part following the announcement by the Corporation of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock, or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the ex-dividend date or record date (whichever first occurs) for such dividend, distribution, subdivision, combination or reclassification, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading prices. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock of the Corporation are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such Common Stock are listed or admitted to trading or, if the shares of Common Stock of the Corporation are not listed or admitted to trading on any national securities exchange, the average of the last quoted high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock of the Corporation are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock of the Corporation selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock of the Corporation, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock of the Corporation are listed or admitted to trading is open for the transaction of business or, if the shares of the Common Stock of the Corporation are not listed or admitted to trading on any national securities exchange, a business day.

          I.   Fractional Shares.  The Series A Preferred Stock may be
               -----------------
issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series A Preferred Stock.

          J.   Rank.  Nothing herein shall preclude the Corporation
               ----
from creating or authorizing, in a manner and by proceedings required by applicable law and the Restated Articles of Incorporation, as amended, of the Corporation, any class or series of stock ranking on a parity with or prior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets.

                                                  Exhibit B


                   [Form of Right Certificate]

Certificate No. R-                                   Rights
                                        ------------


          NOT EXERCISABLE AFTER OCTOBER 27, 1996
          OR EARLIER IF REDEMPTION HAS TAKEN PLACE.
          THE RIGHTS ARE SUBJECT TO REDEMPTION, AT
          THE OPTION OF THE COMPANY, AT 5 CENTS PER
          RIGHT ON THE TERMS SET FORTH IN THE RIGHTS
          AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES,
          RIGHTS BENEFICIALLY OWNED BY ACQUIRING
          PERSONS (AS DESCRIBED IN SECTION 11(a)(ii)
          OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT
          HOLDER OF SUCH RIGHTS MAY BECOME NULL AND
          VOID.  [THE RIGHTS REPRESENTED BY THIS
          RIGHT CERTIFICATE WERE ISSUED TO A PERSON
          WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE
          OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS
          SUCH TERMS ARE DESCRIBED IN THE RIGHTS
          AGREEMENT).  THIS RIGHT CERTIFICATE AND THE
          RIGHTS REPRESENTED HEREBY MAY BECOME VOID
          IN THE CIRCUMSTANCES SPECIFIED IN SECTION
          11(a)(ii) OF THE RIGHTS AGREEMENT.]*


                          Right Certificate

                     Modine Manufacturing Company


          This certifies that                 , or registered
                              ----------------
assigns, is the registered owner of the number of Rights set forth above, each of which entitled the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of October ___, 1986 (the "Rights Agreement") between Modine Manufacturing Company, a Wisconsin corporation (the "Company"), and The First National Bank of Chicago, a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Chicago time) on October 27, 1996 at the principal office of the Rights Agent in Chicago, Illinois, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Participating Preferred Stock, par value 5 cents per share (the "Preferred Shares"), of the Company, at a purchase price of $___ per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the
-------------------------
  *The portion of the legend in brackets shall be inserted only if applicable.

number of Preferred Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 27, 1986, based on the Rights and the Preferred Shares as constituted at such date.

          As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and at the principal office of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of 5 cents per Right.

          No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Company (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent for purposes of authentication only.

          WITNESS the facsimile signature of the proper officers of
the Company and its corporate seal.  Dated as of                 , 19   .
                                                 ------------- --    ---

ATTEST                              Modine Manufacturing Company

-----------------------             ------------------------------
Title:                              Title:


Countersigned (for purposes of
authentication):


--------------------------------

By
  ------------------------------
     Authorized Signature

           [Form of Reverse Side of Right Certificate]


                       FORM OF ASSIGNMENT
                       ------------------


          (To be executed by the registered holder if such holder desires to transfer the Right Certificate)


          FOR VALUE RECEIVED
                             ----------------------------------
hereby sells, assigns and transfers unto
                                         --------------------------

-------------------------------------------------------------------
     (Please print name and address of transferee)

-------------------------------------------------------------------
this Right Certificate, together with all right, title and
interest therein, and does hereby irrevocably constitute and
appoint                   Attorney, to transfer the within Right
        -----------------
Certificate on the books of the within-named Company, with full power of substitution.


Dated:                        , 19
       -----------------------    --


                                   --------------------------------
                                   Signature


Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

------------------------------------------------------------------

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring
Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                         Signature

----------------------------------------------------------------

    [Form of Reverse Side of Right Certificate -- continued]


                  FORM OF ELECTION TO PURCHASE
                  ----------------------------

            (To be executed if the registered holder desires to exercise the Right Certificate)

To:  Modine Manufacturing Company

          The undersigned hereby irrevocably elects to exercise
                   Rights represented by this Right Certificate
------------------
to purchase the Series A Participating Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such Series A Participating Preferred Stock be issued in the name of:

Please insert social Security
or other identifying number

----------------------------------------------------------------
     (Please print name and address)

----------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

-----------------------------------------------------------------
     (Please print name and address)


-----------------------------------------------------------------

Dated:                       , 19
       ---------------------     --


                                        --------------------------
                                        Signature

    [Form of Reverse Side of Right Certificate -- continued]


Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States

-----------------------------------------------------------------

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring
Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                              ---------------------------------
                              Signature

-----------------------------------------------------------------

                             NOTICE
                             ------

          The signatures in the foregoing Forms of Assignment and Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Forms of Assignment and Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

                                                  Exhibit C
                                                  ---------

                    SUMMARY OF RIGHTS TO PURCHASE
                           PREFERRED SHARES

          On October 15, 1986, the Board of Directors of Modine Manufacturing Company (the "Company") declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, $1.25 par value per share, of the Company (the "Common Shares"). The distribution is payable on October 27, 1986 to the shareholders of record on that date. The action by the Board of Directors contemplates that one Right also will be issued with respect to each Common Share that becomes outstanding between the record date for the dividend distribution and the Distribution Date (referred to below).

          Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Participating Preferred Stock, par value 5 cents per share, of the Company (the "Preferred Shares") at a price of $85.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The First National Bank of Chicago, as Rights Agent (the "Rights Agent").

          Until the earlier to occur of (i) 10 days following a public announcement that a person or group, other than a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary (an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 days following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group, other than a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary, of 30% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the certificates for outstanding Common Shares. A copy of this Summary of Rights to Purchase Preferred Shares should be attached to the Common Share certificates which are outstanding on October 27, 1986. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, with or without a copy of this Summary of Rights to Purchase Preferred Shares attached, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after October 27, 1986 upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on October 27, 1996 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

          The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

          The number of one one-hundredths of a Preferred Share for which a Right is exercisable and the number of Rights outstanding are also subject to adjustment in the event of dividends on the Common Shares payable in Common Shares or subdivisions, combinations or consolidations of the Common Shares, occurring, in any such case, before the Distribution Date.

          Preferred Shares purchasable upon exercise of the Rights will be redeemable in whole (but not in part) at any time at the option of the Company at a price per share equal to the greater of (i) $85.00 or (ii) 100 times the Current Market Price (as defined in the Rights Agreement) of the Common Shares, plus accrued but unpaid dividends. Such redemption price is subject to adjustment as provided in the Rights Agreement for the events referred to in the preceding paragraph. Each Preferred Share will have a minimum preferential quarterly dividend rate of $8.50 per share, but will be entitled to an aggregate dividend of 100 times the per share dividend declared on the Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $85.00 per share but will be entitled to an aggregate payment 100 times the payment made per Common Share. Each Preferred Share will have one vote, voting together with the Common Shares. In the event of any merger, share exchange, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

          Because of the nature of the dividend and liquidation rights of the Preferred Shares, the value of a one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.
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          In the event that the Company is acquired in a merger
or other business combination transaction or 50% or more of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that the Company were the surviving corporation in a merger and the Common Shares were not changed or exchanged, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, proper provisions will be made so that each holder of a Right, other than Rights that were beneficially owned by the Acquiring Person on the earlier of the Distribution Date or the date an Acquiring Person acquires 20% or more of the outstanding Common Shares (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

          At any time prior to 5:00 p.m. on the thirtieth day following a public announcement that a person or group (other than a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) has acquired a beneficial ownership of 20% or more of the outstanding Common Shares, the Company may redeem the Rights in whole, but not in part, at a price of 5 cents per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, an amendment to extend the period in which the Rights may be redeemed, and other amendments that may be deemed necessary or advisable and which do not adversely affect the interests of the holders of the Rights, provided that no such amendment is permitted after the Distribution Date unless the majority of the members of the Company's Board of Directors approving the amendment are "Continuing Directors" (as defined in the Rights Agreement).

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.











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